                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 22, 2000, relating to the financial statements of Oplink Communications, Inc. and May 24, 2000 relating to the financial statements of Telelight Communication Inc. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
August 22, 2000